BOLT PROJECTS HOLDINGS, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Eligible Directors (as defined below) on the board of directors (the “Board”) of Bolt Projects Holdings, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Program (this “Program”). The cash and equity compensation described in this Program shall be paid or be made, as applicable, automatically as set forth herein and without further action of the Board, to each member of the Board who is not an employee of the Company or any of its parents or subsidiaries and who is determined by the Board to be eligible to receive compensation under this Program (each, an “Eligible Director”), who may be eligible to receive such cash or equity compensation, unless such Eligible Director declines the receipt of such cash or equity compensation by written notice to the Company.
This Program shall become effective upon the closing of the transactions contemplated by that certain Business Combination Agreement by and among Golden Arrow Merger Corp., Beam Merger Sub, Inc. and Bolt Threads, Inc. (such closing date, the “Effective Date”) and shall remain in effect until it is revised or rescinded by further action of the Board. This Program may be amended, modified or terminated by the Board at any time in its sole discretion. No Eligible Director shall have any rights hereunder, except with respect to equity awards granted pursuant to Section 2 of this Program.
1.Cash Compensation.
a.Annual Retainers. Each Eligible Director shall be eligible to receive an annual cash retainer of $40,000 for service on the Board.
b.Additional Annual Retainers. An Eligible Director shall be eligible to receive the following additional annual retainers, as applicable:
(i)    Audit Committee. An Eligible Director serving as Chairperson of the Audit Committee shall be eligible to receive an additional annual retainer of $15,000 for such service. An Eligible Director serving as a member of the Audit Committee (other than the Chairperson) shall be eligible to receive an additional annual retainer of $8,000 for such service.
(ii)    Compensation Committee. An Eligible Director serving as Chairperson of the Compensation Committee shall be eligible to receive an additional annual retainer of $12,000 for such service. For the avoidance of doubt, an Eligible Director serving as a member of the Compensation Committee (other than the Chairperson) shall not be eligible to receive an additional annual retainer for such service.
(iii)     Nominating and Corporate Governance Committee. An Eligible Director serving as Chairperson of the Nominating and Corporate Governance Committee shall be eligible to receive an additional annual retainer of $8,000 for such service. For the avoidance of doubt, an Eligible Director serving as a member of the Nominating and Corporate Committee (other than the Chairperson) shall not be eligible to receive an additional annual retainer for such service.
(iv)    Non-Executive Chairman. An Eligible Director serving as Non-Executive Chairman of the Board shall be eligible to receive an additional annual retainer of $30,000 for such service.

c.Payment of Retainers. The annual cash retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than 30 days following the end of each calendar quarter. In the event an Eligible Director does not serve as a director, or in the applicable position(s) described in Section 1(b), for an entire calendar quarter, the retainer paid to such Eligible Director shall be prorated for the portion of such calendar quarter actually served as a director, or in such position, as applicable.
2.Equity Compensation.
a.General. Eligible Directors shall be granted the Initial Awards, Annual Awards and (if applicable) the Pro-Rated Annual Awards described below (collectively, “Director Awards”). The Director Awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2024 Incentive Award Plan (the “2024 Plan”), or any other applicable Company equity incentive plan then-maintained by the Company (the 2024 Plan or such other plan, in any case, as may be amended from time to time, the “Equity Plan”) and may be granted subject to the execution and delivery of award agreements, including any exhibits thereto, in substantially the forms approved by the Board prior to or in connection with such grants. All applicable terms of the Equity Plan apply to this Program as if fully set forth herein, and all grants of Director Awards hereby are subject in all respects to the terms of the Equity Plan.
b.Initial Awards. Each Eligible Director who is initially elected or appointed to serve on the Board after the Effective Date shall be granted an award of restricted stock units covering 22,500 shares of Company common stock (an “Initial Award”). Each Initial Award shall be automatically granted on the date on which such Eligible Director is appointed or elected to serve on the Board and shall vest with respect to one-third of the restricted stock units subject thereto on each of the first three (3) anniversaries of the applicable grant date, subject to the Eligible Director’s continued service on the Board through the applicable vesting date.
c.Annual Awards. Each Eligible Director who (i) is serving on the Board as of the date of any annual meeting of the Company’s stockholders (the “Annual Meeting”) after the Effective Date and (ii) will continue to serve on the Board immediately following such Annual Meeting, shall be automatically be granted an award of restricted stock units covering 15,000 shares of Company common stock (an “Annual Award”). Each Annual Award shall be automatically granted on the date of such Annual Meeting and shall vest in full on the earlier to occur of (x) the one-year anniversary of the applicable grant date and (y) the date of the next Annual Meeting following the grant date, subject to the Eligible Director’s continued service on the Board through the applicable vesting date.
d.Pro-Rated Annual Awards. Each Eligible Director who is initially elected or appointed to serve on the Board after the Effective Date, other than on the date of an Annual Meeting, shall be granted a pro-rated Annual Award (the “Pro-Rated Annual Award”) covering a number of shares of Company common stock equal to (i) 15,000, multiplied by (ii) a fraction, the numerator of which equals 365 minus the number of days (capped at 365) elapsed from the immediately preceding Annual Meeting date (or the Effective Date, if there was no preceding Annual Meeting date) through the date on which such Eligible Director is appointed or elected to serve on the Board and (B) the denominator of which equals 365. Each Pro-Rated Annual Award shall be automatically granted on the date on which such Eligible Director is appointed or elected to serve on the Board and shall vest in full on the earlier to occur of (x) the one-year anniversary of the applicable grant date and (y) the date of the next Annual Meeting following the grant date, subject to the Eligible Director’s continued

service on the Board through the applicable vesting date. For the avoidance of doubt, an Eligible Director who is initially appointed or elected to serve on the Board on the date of an Annual Meeting shall receive an Annual Award pursuant to Section 2(c) above and shall not receive a Pro-Rated Annual Award.
e.Termination of Employment of Employee Directors. Members of the Board who are employees of the Company or any subsidiary of the Company who subsequently terminate their employment and remain on the Board will not receive Initial Awards, but to the extent that they otherwise become entitled to compensation under this Program after such employment terminates, will be eligible to receive, after termination of employment with the Company and any subsidiary of the Company, Annual Awards.
f.Accelerated Vesting. Notwithstanding anything herein to the contrary, an Eligible Director’s Director Award(s) shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the 2024 Plan, or any similar or like term as defined in the then-applicable Equity Plan), subject to the Eligible Director’s continued service on the Board until immediately prior to such Change in Control, to the extent outstanding at such time, if the Eligible Director will not become, as of immediately following such Change in Control, a member of the Board or the board of directors of the successor to the Company (or any parent thereof).
3.Compensation Limits. Notwithstanding anything to the contrary in this Program, all compensation payable under this Program will be subject to any limits on the maximum amount of non-employee Director compensation set forth in the Equity Plan, as in effect from time to time.
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